UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ	07078
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1

Signatures	4

PURPOSE OF FILING

The purpose of this filing is to report to you: (i) actions taken by our Compensation and Benefits Committee with respect to: (a) our 2010 executive compensation program, (b) the approval of forms of restricted stock unit award agreements under The Dun & Bradstreet Corporation 2009 Stock Incentive Plan, and (c) the approval of a restricted stock unit award to Mr. Steven W. Alesio, our Chairman of the Board, and (ii) that Victor A. Pelson has announced that he is retiring from our Board of Directors effective in May 2010, immediately prior to our Annual Meeting of Shareholders.

(i)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation Program

On February 18, 2010, our Compensation & Benefits Committee (the “Committee”) took a number of actions in support of our executive compensation program. This program is designed to:

•	Ensure a strong relationship between pay and performance, including both rewards for results that meet or exceed performance targets and consequences for results that are below performance targets;

•	Align executive and shareholder interests through short- and long-term incentives that link the executive to shareholder value creation;

•

Provide a total compensation opportunity that is competitive with the market for senior executives, thereby enabling us to attract, retain and motivate the executive talent necessary to execute our strategy and achieve our growth targets;

•	Reinforce behaviors that are consistent with our strategy as measured by our three constituencies: our shareholders, our customers, and our team members; and

•	Allow for consistency in application from year-to-year and transparency to shareholders.

By achieving these objectives the Committee believes that our executive compensation program will support the execution of the Company’s strategy and, in that way, continue to create shareholder value.

2010 Annual Cash Incentive Plan

The actions taken by the Committee include the approval of our 2010 Annual Cash Incentive Plan, which is awarded under the D&B Covered Employee Cash Incentive Plan (the “CIP”), as last approved by shareholders in 2006. This plan is intended to provide incentives to certain team members, including executive officers, in the form of cash award payments. Payments are based on performance against predetermined annual measures that were set by the Committee after a detailed review by the Board of Directors of the Company’s 2010 business plan.

The Company’s executive officers were designated by the Committee as participants in the CIP. Under the CIP, the Committee established a maximum annual cash incentive opportunity of eight-tenths of one percent of the Company’s 2010 earnings before income taxes for the Chief Executive Officer and five-tenths of one percent of the Company’s 2010 earnings before income taxes for each of the other executive officers of the Company. Actual annual cash incentive payouts to the Chief Executive Officer and other executive officers of the Company may be less than these maximums.

In determining incentive payouts under this plan, the Committee will consider: (i) the Company’s overall performance; and (ii) an adjustment for the achievement of individual goals and an assessment of the individual’s demonstrated leadership competencies. The Committee also utilizes a Company Scorecard, as further described below, when considering total incentive payouts.

With respect to Company performance, the Committee considers performance against four measures or goals weighted as follows: 30% to Company-wide core revenue growth; 30% to growth in diluted earnings per share (“EPS”) and total operating income; 20% to our Customer Satisfaction Index (as measured by the Company’s Voice of the Customer Survey); and 20% to our Strategy goal which measures progress against key data strategy and technology re-platforming objectives. In considering such performance metrics, the Committee may exclude the impact of non-core gains and charges or extraordinary items. Target levels of performance have been or will be established for each performance goal, which will result in a full incentive payout being earned if the target for the measure is achieved. Achievement below the target will result in a smaller or no incentive payout for that measure and achievement above the target will yield a larger incentive payout. The potential range of incentive payout for each performance goal is from 0% to 200%; however, the aggregate incentive payout for all performance goals may not exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula set forth above or three million dollars as stipulated in the CIP, whichever is less.

The Company performance metric as applied to each individual will be further adjusted based on the executive’s achievement of individual goals and assessed demonstration of leadership competencies. Such adjustment may range from 0% to 200% times the Company performance component; provided, however, that in no instance will such adjustment result in an individual receiving an incentive in excess of the maximum annual cash incentive opportunity generated by the pre-tax earnings formula.

In exceptional cases, the Committee, in its sole discretion, may apply additional positive or negative adjustments to payouts to individual executive officers, including the Chairman and the CEO. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula.

To ensure that total cash incentive payments to all participants including the executive officers are aligned with overall Company results, performance will also be reviewed against the criteria established by the Company’s Scorecard for 2010 that was approved by the Committee. The Company Scorecard is based on three performance criteria: first, Company-wide 2010 core revenue growth; second, 2010 growth in EPS; and third, a principles-based assessment by the Committee of the Company’s overall performance. Upon review of performance against these criteria, the Committee may increase or decrease the size of the total incentive pool to ensure alignment with overall Company results. In no instance will the Company Scorecard permit the individual annual cash incentive for the Chairman, the CEO and other executive officers to exceed the maximum amount as determined by the pre-tax earnings formula.

2010 Performance-based Restricted Stock Unit Opportunity

To the cash component of our executive compensation program we also add an equity component. Where cash is tied to the achievement of short-term results, equity is directly linked to the creation of increased shareholder value over the longer term. Under our long-term incentive program, 50% of the total value of the executive’s equity compensation is in the form of a performance-based restricted stock unit opportunity with the remaining 50% in the form of non-qualified stock options.

The performance-based restricted stock unit opportunity reinforces our pay for performance objective in that any actual award of restricted stock units must be earned based on attainment of the same performance goals that are used in the target annual cash incentive plan. The goals and process described above will also be used at the conclusion of 2010 to determine actual restricted stock unit grants relative to the 2010 performance-based restricted stock unit opportunity provided to the Chairman, the CEO and other executive officers. However, unlike the annual cash incentive plan, the performance-based restricted stock unit opportunity is capped at 100% if D&B’s 3-year total shareholder return (TSR) performance (2008-2010) is less than the 60th percentile of the S&P 500 and compensation peer group. D&B’s TSR performance at or above the 60th percentile adjusts the cap to 200% of opportunity. If, for example, the executive officer’s actual cash incentive expressed as a percent of his or her target cash incentive opportunity is 125%, then the performance-based restricted stock unit award would be capped at 100% if D&B’s TSR result is below the 60th percentile; however, if D&B’s TSR performance is at or above the 60th percentile, then the performance-based restricted stock unit award would be 125% since the cap would be adjusted to 200% of opportunity.

Additional actions with respect to our 2009 Stock Incentive Plan:

On February 18, 2010, our Compensation & Benefits Committee also:

•

Approved a form of Restricted Stock Unit Award for future awards to our U.S. team members (including our Executive Officers) and a form of Restricted Stock Unit Award for future awards to our team members (including our Executive Officers) located outside of the U.S. Such Forms are included in this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

•

Approved a Restricted Stock Unit Award for Mr. Alesio for his 2009 performance, to be granted March 1, 2010, with respect to 16,703 restricted stock units. Such award reflects the terms of our Form of Restricted Stock Unit Award for U.S. team members, except that such award shall vest in full upon Mr. Alesio’s termination of employment with the Company on or after June 30, 2010, or before such date, if Mr. Alesio’s employment with the Company is terminated by the Company without cause. Mr. Alesio’s Restricted Stock Award is included in this Current Report on Form 8-K as Exhibit 10.3 and is incorporated herein by reference.

Retirement of Director

On February 19, 2010, Victor A. Pelson announced that he is retiring from our Board of Directors effective in May 2010 immediately prior to our next Annual Meeting of Shareholders. Mr. Pelson’s retirement is in accordance with our Corporate Governance Principles, which recommend that Directors who reach the age 72 retire from the Board of Directors immediately prior to the next Annual Meeting of Shareholders.

In addition, Mr. Pelson recently transitioned his role as Chairman of the Audit Committee, to Christopher J. Coughlin, effective January 1, 2010. Mr. Coughlin has been a member of the Board of Directors and the Audit Committee since December 2004 and since that time has been considered a financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has been independent, as such term is defined for Audit Committee members under the rules of the New York Stock Exchange.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Form of Restricted Stock Unit Award Agreement under The Dun & Bradstreet Corporation 2009 Stock Incentive Plan.

10.2	Form of International Restricted Stock Unit Award Agreement under The Dun & Bradstreet Corporation 2009 Stock Incentive Plan, as amended on February 18, 2010.

10.3	Restricted Stock Unit Award Agreement under The Dun & Bradstreet Corporation 2009 Stock Incentive Plan, dated March 1, 2010, between the Registrant and Steven W. Alesio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ JEFFREY S. HURWITZ
Jeffrey S. Hurwitz Senior Vice President, General Counsel and Corporate Secretary

DATE: February 24, 2010

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